Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 15, 2002, in Amendment No. 2 to the Registration Statement (Form SB-2 No. 333-105638) and related Prospectus of Path 1 Network Technologies Inc.

Ernst & Young LLP

San Diego, California

The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in the twenty-fourth paragraph of Note 1 to the financial statements.

/s/    ERNST & YOUNG LLP

San Diego, California

June 12, 2003